UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 25, 2006

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 Other Events
SIGNATURES

ITEM 8.01 Other Events

On October 25, 2006, Advent Software, Inc. (the “Company” or the “Tenant”) entered into a definitive lease extension and modification agreement with 619 Owners Corp. (the “Landlord”) whereby the parties have agreed to extend the lease relating to the entire tenth floor of the facility located at 619 West 54th Street in New York, New York, which the Tenant currently leases. The pre-existing lease was set to expire on December 31, 2008, and has been extended for a term of ten years, commencing on January 1, 2009, to and including December 31, 2018. The Company’s contractual operating lease obligation to the Landlord under this agreement is approximately $11 million, payable over the ten-year term of the lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

	By:	/s/ Graham V. Smith
Graham V. Smith Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Dated: October 31, 2006